EXHIBIT 99.1

INVESTOR RELATIONS UPDATE
July 6, 2010
General Comments
•	2010 Capacity Guidance — For 2010, total system capacity is expected to be up slightly. Mainline is forecast to be up approximately one percent, with domestic down approximately one to two percent and international up approximately eight to nine percent. Express is expected to be down approximately one to two percent.
•	Cash — As of March 31, 2010, the Company had approximately $2.0 billion in total cash and investments, of which $0.4 billion was restricted. In addition, as of March 31, 2010, the Company’s auction rate securities had a book value of $70 million ($114 million par value).
In April, the Company monetized approximately $11 million (book value) of its auction rate securities, and continues to look at other opportunities to reduce its exposure to these financial instruments. While these securities are held as investments in non-current marketable securities on our balance sheet, they are included in our unrestricted cash calculation.
The Company expects to end the second quarter with approximately $2.5 billion in total cash of which approximately $0.45 billion is restricted.
•	Fuel — For the second quarter 2010, the Company anticipates paying between $2.22 and $2.27 per gallon of mainline jet fuel (including taxes). Forecasted volume and fuel prices are provided in the table below.
•	Profit Sharing / CASM — Profit sharing equals 10% of pre-tax earnings excluding special items up to a 10% pre-tax margin and 15% above the 10% margin. Profit sharing is excluded in the CASM guidance given below.
•	Cargo / Other Revenue — Cargo revenue, ticket change fees, excess / overweight baggage fees, first and second bag fees, contract services, simulator rental, airport clubs, Materials Services Company (MSC), and inflight service revenues. The Company’s a la carte revenue initiatives are expected to generate in excess of $500 million in revenue in 2010.
•	Taxes / NOL — As of December 31, 2009, net operating losses (NOL) available for use by the Company is approximately $2.1 billion, all of which is expected to be available for use in 2010. The Company’s net deferred tax asset, which includes the NOL, is subject to a full valuation allowance. As of December 31, 2009, the valuation allowances associated with Federal and state NOL are $546 million and $77 million, respectively. In accordance with generally accepted accounting principles, future utilization of the NOL will result in a corresponding decrease in the valuation allowance and offset the Company’s tax provision dollar for dollar. As a result, income tax benefits are not recognized in the Company’s statement of operations.
The Company reported a loss in the three months ended March 31, 2010 and did not recognize a tax provision in this period. To the extent profitable, the Company will use NOL to reduce federal and state taxable income in 2010. The Company also may be subject to AMT liability and obligated to record and pay state income tax related to certain states where NOL may be limited or not available to be used, if profitable in 2010.
Please refer to the footnotes and the forward looking statements page of this document for additional information

MAINLINE UPDATE
July 6, 2010
Mainline Comments
•	Mainline data includes US Airways operated flights and all operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to Express.
•	Other non-operating expense in the second quarter increased by approximately $10 million from previous guidance due primarily to realized foreign currency losses.

Mainline Guidance	1Q10A	2Q10E	3Q10E	4Q10E	FY10E

Available Seat Miles (ASMs) (bil)	16.6	~18.4	~19.0	~17.5	~71.5
CASM ex fuel, special items & profit sharing (YOY % change)[1]	8.88	-1% to +1%	-1% to +1%	-3% to -1%	-1% to +1%

Cargo Revenues ($ mil)	33	~35	~35	~35	~140
Other Revenues	319	~330	~335	~320	~1,305

Fuel Price (incl hedges and taxes) ($/gal) (as of 07/02/10)	2.17	2.22 – 2.27	2.09 – 2.14	2.13 – 2.18	2.15 – 2.20
Fuel Gallons Consumed (mil)	247	~280	~290	~270	~1,080

Percent Hedged		—	—	—	—
Weighted Avg. Heating Oil Collar Range ($/gal)		—	—	—	—
Weighted Avg. Jet Fuel Equivalent (incl, transport, and refining margin) ($/gal)		—	—	—	—

Weighted Avg. Estimated Crude Oil Equivalent ($/bbl)		—	—	—	—
Estimated Jet Fuel Price Assumption (unhedged, incl transport) ($/gal)		~2.17	~2.04	~2.07	~2.09
Impact of Fuel Hedges (Gains)/Losses ($/gal)	—	—	—	—	—

Interest Expense ($ mil)	82	~85	~85	~85	~340
Interest Income ($ mil)	(5)	~(5)	~(5)	~(5)	~(20)
Other Non-Operating (Income) / Expense ex special items ($ mil)[2]	7	~12	~1	~1	~21

Cash Flow / Capital Update ($ mil) Inflow/(Outflow)	1Q10A	2Q10E	3Q10E	4Q10E	FY10E
Cash Capex (non-aircraft)	(13)	~(21)	~(58)	~(58)	~(150)
Net aircraft Capex and PDP’s (A320/A330 Acquisition)	1	~(23)	~(28)	~(32)	~(82)

Net Other Cash Flow Adjustments[3]	(114)	~(44)	~(44)	~(53)	~(255)
Notes:

1.	CASM ex fuel, special items & profit sharing is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document

2.	Other Non-Operating (Income) / Expense ex special items include primarily gains and losses from foreign currency and the disposition of assets

3.	Includes equity issuance, debt issuance, debt principal repayment, non-cash bond discount amortization / interest deferrals (included in interest expense), and other non-cash items
Please refer to the footnotes and the forward looking statements page of this document for additional information

EXPRESS UPDATE
July 6, 2010
Express Comments
•	US Airways Express is a network of eight regional airlines (2 wholly owned) operating under code share and service agreements with US Airways. All operating expenses (including purchase agreements) associated with US Airways Express are included within the Express Non-Fuel Operating Expense line item on our income statement.
•	Express CASM excluding fuel increased from previous guidance due to costs related to the delay of the proposed slot transaction in New York and Washington, D.C.
Express Guidance

	1Q10A	2Q10E	3Q10E	4Q10E	FY10E

Available Seat Miles (ASMs) (bil)	3.28	~3.63	~3.72	~3.54	~14.17
CASM ex fuel (YOY % change) [1]	14.62	+4% to +6%	+4% to +6%	+2% to +0%	+3% to +5%
Fuel Price (incl taxes) ($/gal)	2.20	2.28 – 2.33	2.15 – 2.20	2.18 – 2.23	2.20 – 2.25
Fuel Gallons Consumed (mil)	77	~85	~88	~84	~334
Express Carriers

Air Wisconsin Airlines Corporation	Piedmont Airlines, Inc. [2]
Chautauqua Airlines, Inc.	PSA Airlines, Inc. [2]
Colgan Air, Inc. [4]	Republic Airways
Mesa Airlines [3]	Trans States Airlines, Inc. [4]
Notes:

1.	CASM ex fuel expense is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.

2.	Wholly owned subsidiary of US Airways Group, Inc.

3.	Subsidiary of Mesa Air Group, Inc.

4.	Pro-rate agreement
Please refer to the footnotes and the forward looking statements page of this document for additional information

FLEET UPDATE
July 6, 2010
Fleet Comments
•	During the first quarter, the Company took delivery of two A320 and two A330 aircraft. The Company expects to take delivery of an additional 24 A320 family aircraft in 2011 and 2012 (12 in the second half of 2011 and 12 in the second half of 2012). The Company has financing commitments in place for these aircraft.
Mainline Fleet Update (End of Period)

	YE09A	1Q10A	2Q10A	3Q10E	4Q10E
Mainline
EMB-190	19	17	15	15	15
737-300	24	24	24	19	19
737-400	40	40	40	40	40
A319	93	93	93	93	93
A320	70	72	72	72	72
A321	51	51	51	51	51
A330	14	16	16	16	16
B757	28	24	24	23	23
B767	10	10	10	10	10

Total	349	347	345	339	339

Express Fleet Update (End of Period)

	YE09A	1Q10A	2Q10A	3Q10E	4Q10E
Express
DH8	50	50	50	50	50
CRJ-200	114	113	113	112	112
CRJ-700	14	14	14	14	14
CRJ-900	38	38	38	38	38
EMB-170	20	20	20	20	20
ERJ-145	9	9	9	9	9
EMB-175	38	38	38	38	38

Total	283	282	282	281	281

Please refer to the footnotes and the forward looking statements page of this document for additional information

SHARES OUTSTANDING
July 6, 2010
•	The estimated weighted average shares outstanding for the remainder of the year are listed below. The interest addback to net income for purposes of computing diluted earnings per share is net of the related effect of profit sharing.
•	The Company has approximately $74 million of its 7 percent senior convertible notes outstanding. The holders of these notes may require the Company to purchase for cash or shares or a combination thereof, at the Company’s election, all or a portion of the notes outstanding on September 30, 2010 at a purchase price equal to 100 percent of the principal amount. The Company is evaluating its options in regards to these notes, but for modeling purposes the shares outstanding referenced below assumes they will remain outstanding.

Shares Outstanding ($ and shares mil)[1]	Basic	Diluted	Interest Addback

For Q2
Earnings above $175 million	161.3	203.8	$8.4
Earnings between $24 million and $175 million	161.3	200.8	$5.7
Earnings up to $24 million	161.3	163.0	—
Net Loss	161.3	161.3	—

For Q3
Earnings above $175 million	161.4	204.1	$8.6
Earnings between $25 million and $175 million	161.4	201.0	$5.8
Earnings up to $25 million	161.4	163.3	—
Net Loss	161.4	161.4	—

For Q4
Earnings above $73 million	161.4	204.2	$7.3
Earnings between $26 million and $73 million	161.4	201.2	$6.1
Earnings up to $26 million	161.4	163.4	—
Net Loss	161.4	161.4	—

For FY 2010 (Average)
Earnings above $590 million	161.3	203.8	$32.3
Earnings between $99 million and $590 million	161.3	200.8	$23.0
Earnings up to $99 million	161.3	163.0	—
Net Loss	161.3	161.3	—

Notes:	1. Shares outstanding are based upon several estimates and assumptions, including average per share stock price, stock options, stock appreciation rights, restricted stock unit award activity, and conversion of outstanding senior convertible notes. The number of shares in the actual calculation of earnings per share will likely be different from those set forth above.
Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP RECONCILIATION
July 6, 2010
Reconciliation of GAAP to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel, special items & profit sharing and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.
This update contains forward-looking statements that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company’s Form 10-Q for the quarter ended March 31, 2010, and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of fuel costs, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

	GAAP to Non-GAAP Reconciliation ($mil except ASM and CASM data)
	1Q10	2Q10 Range		3Q10 Range		4Q10 Range		FY10 Range
	Actual	Low	High	Low	High	Low	High	Low	High

Mainline
Mainline Operating Expenses	$2,011	$2,096	$2,139	$2,122	$2,167	$2,028	$2,072	$8,236	$8,397
Less Mainline Fuel (net of (gains)/losses from fuel hedges)	534	613	627	606	621	575	589	2,328	2,370
Less Special Items	5	—	—	—	—	—	—	5	5

Mainline Operating Expense excluding fuel, special items, and profit sharing	1,472	1,483	1,513	1,516	1,547	1,453	1,483	5,903	6,023

Mainline CASM (GAAP) (cts)	12.13	11.39	11.63	11.17	11.41	11.59	11.84	11.52	11.74

Mainline CASM excluding fuel, special items, and profit sharing (Non-GAAP) (cts)	8.88	8.06	8.22	7.98	8.14	8.30	8.47	8.26	8.42

Mainline ASMs (bil)	16.6	18.4	18.4	19.0	19.0	17.5	17.5	71.5	71.5

Express
Express Operating Expenses	$650	$686	$700	$683	$697	$657	$671	$2,673	$2,723
Less Express Fuel Expense	170	194	198	189	194	183	187	736	749

Express Operating Expenses excluding Fuel	480	493	502	494	503	474	484	1,937	1,974

Express CASM (GAAP) (cts)	19.80	18.91	19.29	18.36	18.73	18.57	18.96	18.86	19.22

Express CASM Excluding Fuel (Non-GAAP) (cts)	14.62	13.57	13.83	13.27	13.53	13.40	13.67	13.67	13.93

Express ASMs (bil)	3.28	3.63	3.63	3.72	3.72	3.54	3.54	14.17	14.17

Other Non Operating (Income)/Expense
Reported Other Non-Operating (Income)/Expense	$(42)	$12	$12	$1	$1	$1	$1	$(28)	$(28)
Less Special Items	(49)	—	—	—	—	—	—	(49)	(49)

Other Non-Operating (Income)/Expense excluding special items	7	12	12	1	1	1	1	21	21
Note: Amounts may not recalculate due to rounding
Please refer to the footnotes and the forward looking statements page of this document for additional information

FORWARD LOOKING STATEMENTS
July 6, 2010
FORWARD-LOOKING STATEMENTS
Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended March 31, 2010 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
Please refer to the footnotes and the forward looking statements page of this document for additional information